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                             CERTIFICATE OF INCORPORATION

                                          OF

                               EARTHLINK NETWORK, INC.


    The undersigned, for the purposes of forming a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                          I.

    The name of the Corporation is EarthLink Network, Inc. (hereinafter the "Corporation").

                                         II.

    The Corporation shall have perpetual duration.

                                         III.

    The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law.

                                         IV.

    The total number of shares of capital stock which the Corporation is authorized to issue is sixty million (60,000,000) divided into two classes as follows:

         (1) fifty million (50,000,000) shares of common stock, $.01 par value per share ("Common Stock"); and

         (2) ten million (10,000,000) shares of preferred stock, $.01 par value per share ("Preferred Stock").

    The holders of Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation.

    The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such


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series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

    The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

    (1) The number of shares constituting that series and the distinctive designation of that series; and

    (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; and

    (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

    (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; and

    (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and

    (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

    (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

    (8) Any other relative rights, preferences and limitations of that series. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

    If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred


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Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.


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                                          V.

    The Board of Directors of the Corporation is hereby expressly authorized to make, amend, repeal or otherwise alter the By-laws of the Corporation.

                                         VI.

    The directors of the Corporation shall not be required to be elected by written ballots.

                                         VII.

    To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same presently exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

                                        VIII.

    (a) The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

         (1) The initial number of directors shall be such as may be determined by the incorporator and thereafter the number of directors of the Corporation shall be not less than five and not more than eleven, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 75% of all outstanding shares entitled to be voted in the election of directors, voting together as a single class.

         (2) At the first Annual Meeting of Stockholders, the Board of Directors shall be divided into three classes consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first Annual Meeting of Stockholders, the first class of directors shall be elected for a one-year term expiring upon the next following Annual Meeting of Stockholders and upon the election and qualification of their respective successors, the second class of directors shall be elected for a term expiring upon the second next Annual Meeting of Stockholders and upon the election and qualification of their respective successors, and the third class of directors shall be elected for a term expiring upon the third next Annual Meeting of Stockholders and upon the election and qualification of their respective successors. At each succeeding Annual Meeting of Stockholders, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors has changed, any


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    increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, unless otherwise required by law, but in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director.

         A director shall hold office until the Annual Meeting of Stockholders upon which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         (3) Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder of record entitled to vote generally in the election of directors; provided, however, that any stockholder of record entitled to vote generally in the election or directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to any election to be held at the Annual Meeting of Stockholders, 90 days in advance of such meeting, and (ii) with respect to any election for directors to be held at a Special Meeting of Stockholders, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:

              (A) the name and address of the stockholder of record who intends to make the nomination and of the person or persons to be nominated;

              (B) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

              (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

              (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the Securities and Exchange Commission if the nominees were to be nominated by the Board of Directors; and


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              (E)  the consent of each nominee to serve as a director of the
         Corporation if so elected.

    The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         (4) Any vacancy on the Board of Directors that results from an increase in the number of directors or from the prior death, resignation, retirement, disqualification or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor.

         (5) At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with cause, by the affirmative vote of the holders of 75% of all outstanding shares entitled to be voted at an election of directors.

         (6) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into Classes pursuant to Section (a) of this Article VIII unless expressly provided by such terms.

    (b) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain action may be permitted by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of not less than 75% of the votes entitled to be cast by the holders of all the outstanding shares of capital stock, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal any provision of this Certificate of Incorporation or the By-laws of the Corporation which is or which is proposed to be inconsistent with this Article VIII; provided, however, that this Section (b) shall not apply to, and such 75% vote shall not be required to alter, amend, change, add to or repeal any provisions of the By-laws relating to this Article VIII recommended by the affirmative vote of more than 75% of the members of the Board of Directors.

    (c) The invalidity or unenforceability of this Article VIII or any portion hereof, or of any action taken pursuant to this Article VIII, shall not affect the validity or enforceability


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of any other provision of this Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article VIII.


                                         IX.

    Action required to be taken or which may be taken at any Annual Meeting or Special Meeting of the Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote on such action, and shall be delivered to the Corporation by delivery to its registered office in Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.


                                          X.

    Special meetings of stockholders may be called at any time for any purpose or purposes by the Chairman, a majority of the Board of Directors or the holder or holders of not less than 25% of all the shares of stock entitled to vote on the issue proposed to be considered at the meeting if such holder or holders sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

                                         XI.

    The address of the Corporation's registered office in the State of Delaware is to be located at ________________________________________________. The name of the Corporation's registered agent at such address is
_____________________________.

                                         XII.

    The name and mailing address of the incorporator is:

    NAME                                    MAILING ADDRESS

    Joseph B. Alexander, Jr., Esq.          Hunton & Williams
                                            600 Peachtree Street, N.E.
                                            Suite 4100
                                            Atlanta, Georgia 30308


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                                        XIII.

    The names and mailing address of each person who is to serve as a director of the Corporation until the first Annual Meeting of Stockholders or until his successor is elected and qualified is:

    NAME                          MAILING ADDRESS

    Sky Dayton                    EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107

    Reed E. Slatkin               EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107

    Kevin M. O'Donnell            EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107

    Charles G. Betty              EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107

    Sidney Azeez                  EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107

    Linwood A. Lacy, Jr.          EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107

    Robert M. Kavner              EarthLink Network, Inc.
                                  3100 New York Drive, Suite 201
                                  Pasadena, CA 91107


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    IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, hereby further certifies that the facts stated herein are true and, accordingly, has signed this Certificate of Incorporation on this ___ day of May, 1996.



                                   --------------------------------------
                                  Joseph B. Alexander, Jr.



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